UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Exchange Traded Concepts Trust

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(IRS Employer Identification No.)

10900 Hefner Pointe Drive

Suite 400

Oklahoma City, Oklahoma 73120

(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
EMQQ The Emerging Markets Internet ETF (formerly, EMQQ The Emerging Markets Internet & Ecommerce ETF)	NYSE Arca, Inc.	47-1801883
FMQQ The Next Frontier Internet ETF (formerly, FMQQ The Next Frontier Internet & Ecommerce ETF)	NYSE Arca, Inc.	87-1966704
INQQ The India Internet ETF (formerly, India Internet & Ecommerce ETF)	NYSE Arca, Inc.	87-3153586

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180871

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”) of EMQQ The Emerging Markets Internet ETF (formerly, EMQQ The Emerging Markets Internet & Ecommerce ETF), FMQQ The Next Frontier Internet ETF (formerly, FMQQ The Next Frontier Internet & Ecommerce ETF), and INQQ The India Internet ETF (formerly, India Internet & Ecommerce ETF) (each, a “Fund”), each a series of Exchange Traded Concepts Trust (the “Registrant”). This amendment is being filed in connection with a change to the name for each Fund. The Trust has filed an amendment to its application for listing of the Shares of each Fund which has been approved by NYSE Arca, Inc.

A description of the Shares for each Fund is set forth in Post-Effective Amendment No. 433 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529; 811-22263) as filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 29, 2023 (the “Registration Statement”), which description is incorporated herein by reference. In addition, the above-referenced description included in any supplement relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference. The Registration Statement for each Fund was supplemented on May 17, 2024 to reflect a change in each Fund’s name.

Item 2. Exhibits

A.	Registrant’s Certificate of Trust dated July 17, 2009 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-09-023575) on July 20, 2009.

B.	Written Instrument amending the Certificate of Trust, dated July 14, 2011, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22263), as filed with the SEC via EDGAR (Accession No. 0000950123-11-078120) on August 17, 2011.

C.	Registrant’s Amended and Restated Agreement and Declaration of Trust dated October 3, 2011, is incorporated herein by reference to Exhibit (a)(4) of Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22363), as filed with the SEC via EDGAR (Accession No. 0000950123-11-100027) on November 22, 2011.

D.	Registrant’s Amended and Restated By-Laws dated December 9, 2022 are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 422 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-156529 and 811-22263), as filed with the SEC via EDGAR Accession No. 0001213900-23-024765 on March 30, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 16, 2024	Exchange Traded Concepts Trust

	By:	/s/ J. Garrett Stevens
J. Garrett Stevens
President